QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32

Certifications of Chief Executive Officer and Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K of Arbor Realty Trust, Inc. (the "Company") for the annual period ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 23, 2018	By:	/s/ IVAN KAUFMAN
		Name:	Ivan Kaufman
		Title:	Chief Executive Officer
Date: February 23, 2018	By:	/s/ PAUL ELENIO
		Name:	Paul Elenio
		Title:	Chief Financial Officer

        This certification is being furnished and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

        A signed original of this certification required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  EXHIBIT 32
Certifications of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002